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                                                                  EXHIBIT 10.131


                   FIRST AMENDMENT TO CONTRACT SALE AGREEMENT


         This First Amendment to Contract Sale Agreement ("First Amendment") is entered into by and between NATIONAL AUTO FINANCE COMPANY, INC. (the "Seller") and NUVELL CREDIT CORPORATION (the "Purchaser") effective as of February 25, 2000.

                                    RECITALS

         WHEREAS, the Seller and the Purchaser have entered into that certain Contract Sale Agreement dated as of February 4, 2000; and

         WHEREAS, the Seller and the Purchaser desire to amend and restate
Section 10.6 of the Contract Sale Agreement, entitled "Purchaser to Provide Seller Data With Respect to Sold Program Contracts; and

         WHEREAS, the Seller and the Purchaser desire to amend and restate the Fee Schedule attached as Exhibit B to the Contract Sale Agreement; and

         WHEREAS, the Seller and the Purchaser desire to approve the Seller's revised rate/product cards constituting part of the Seller's Contract Finance Program Guidelines;

         NOW, THEREFORE, the Purchaser and the Seller hereby agree as follows:

         1. Amendment and Restatement of Section 10.6. The Seller and the Purchaser agree that Section 10.6 of the Contract Sale Agreement should be amended and restated as follows:

         10.6 PURCHASER TO PROVIDE SELLER DATA WITH RESPECT TO SOLD PROGRAM CONTRACTS.

                  During such time as the Seller shall act as the Servicer of the Sold Program Contracts pursuant to the Servicing Agreement, the Seller shall be entitled to have access to the data relating to the Sold Program Contracts maintained by the Seller as Servicer for the purpose of preparing static pool, performance and other analyses with respect to the Sold Program Contracts. If the Seller shall be terminated as the Servicer of the Sold Program Contracts, the Purchaser shall provide the Seller (no more often than once per calendar quarter) delinquency, default and loss data relating to all Sold Program Contracts. Such data will be of the type and level of detail considered necessary by the Seller and acceptable for disclosure by the Purchaser, in their reasonable judgment, to allow Seller to prepare its own performance, static pool and other analyses with respect to the Sold



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         Program Contracts. All such analyses prepared by the Seller shall be deemed confidential information of the Purchaser subject to the provisions of Section 9.1 of this Sale Agreement. This provision does not obligate the Purchaser to provide the Seller with its own static pool, performance and other analyses with respect to the Sold Program Contracts. It is understood that this provision shall apply to all Sold Program Contracts since the date of this Sale Agreement and for the life of all such Sold Program Contracts.

         2. Adoption of Amended and Restated Fee Schedule. The Seller and the Purchaser agree that the Amended and Restated Fee Schedule attached to this First Amendment shall become effective as of February 4, 2000, and shall replace in its entirety the Fee Schedule attached as Exhibit B to the Contract Sale Agreement.

         3. Approval of Seller's Rate/Product Cards. The Seller and the Purchaser hereby approve the Seller's revised rate/product cards attached hereto and agree that (a) such rate/product cards shall constitute part of the Seller's Contract Finance Program Guidelines, (b) Seller shall deliver, as soon as practicable, such rate/product cards to Dealers from whom the Seller will purchase Eligible Program Contracts, (c) the terms and provisions of the rate/product cards shall apply to all Eligible Program Contracts dated as of February 28, 2000, or later, and (d) the Seller reserves the right to amend and/or revise the terms and provisions of the rate/product cards, subject to applicable terms and provisions of the Contract Sale Agreement.

         4. Defined Terms. Each capitalized term in this First Amendment shall have the meaning ascribed to it set forth in the Contract Sale Agreement, unless otherwise stated in this First Amendment.

         5. Counterparts. This First Amendment may be executed by the parties in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         6. Headings. The various headings of this First Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First Amendment or the Contract Sale Agreement or any provisions hereof or thereof.



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         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this First
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   NATIONAL AUTO FINANCE COMPANY, INC.


                                   By:   /s/ WILLIAM MAGRO
                                         -------------------------------------
                                         William Magro
                                         President and Chief Operating Officer


                                   NUVELL CREDIT CORPORATION


                                   By:   /s/ TOMMY E. PRITCHARD
                                         -------------------------------------
                                         Tommy E. Pritchard
                                         President



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                                    EXHIBIT B
                           TO CONTRACT SALE AGREEMENT

                        Amended and Restated Fee Schedule


         The Purchase Price for each Sold Program Contract purchased by the Purchaser from the Seller pursuant to the Contract Sale Agreement shall equal the following:

         1. The Amount Financed, plus

         2. Dealer participation in the amount actually paid to the Dealer, but not exceeding such amount as is payable pursuant to the Seller"s Contract Finance Program Guidelines, minus

         3. The applicable discount and/or acquisition fee, minus

         4. The applicable overadvance warranty fee, the applicable overadvance fee and the amount payable to the applicable Governmental Authority in the State of Florida for documentary stamps (see Item 6 below), the total of the above to be paid by the Purchaser to the Purchaser"s Control Account; plus

         5. The referral fee payable by the Seller to a third-party, if and to the extent that the referral program has been approved by the Purchaser and the payment of such fee has not resulted in an applicable discount in the amount paid to the Dealer for such Contract in excess of the amount allowed by the Purchaser"s Contract Requirements attached as Exhibit C to the Contract Sale Agreement, plus

         6. The amount payable to the applicable Governmental Authority in the State of Florida for documentary stamps, plus

         7. The amount of cash payable by the Seller to any Dealer pursuant to its Contract Finance Program Guidelines as compensation for the volume of Contracts sold by the Dealer to the Seller, if and to the extent that such cash amounts relate to Sold Program Contracts previously purchased by the Purchaser from the Seller, plus

         8. An acquisition fee of $465.00,

the total of Items 5 through 8 to be paid by the Purchaser directly to the Seller to such account as may be designated by the Seller in writing to the Purchaser, as set forth in Section 2.1(c) of the Contract Sale Agreement.